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                                                                    EXHIBIT 99.2


   CERTIFICATION OF STEPHEN W. BROOKS, CO-CHIEF EXECUTIVE OFFICER OF ADVANCED
                   ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350, and accompanies the annual report on Form 10-Q (the "Form 10-Q") for the quarter ended March 31, 2003 of Advanced Environmental Recycling Technologies, Inc. (the "Issuer").

I, Stephen W. Brooks, the co-chief executive officer of Issuer, certify that, to the best of my knowledge:

         (i) the Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

         (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Issuer.

Dated:  May 15, 2003
                                             /s/ STEPHEN W. BROOKS
                                         ---------------------------------
                                                Stephen W. Brooks
                                            Co-Chief Executive Officer